As filed with the Securities and Exchange Commission on June 9, 2004

Registration No. 333-115582

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GE Dealer Floorplan Master Note Trust

(Issuer of the Notes)

Distribution Financial Services Floorplan Master Trust

(Issuer of the Note Trust Certificate)

CDF Financing, L.L.C.	CDF Funding, Inc.
(Transferor to Distribution Financial Services Floorplan Master Trust) (Exact name of registrant as specified in its charter)	(Transferor to GE Dealer Floorplan Master Note Trust) (Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	88-0355652 (I.R.S. Employer Identification No.)	Delaware (State of Incorporation)	20-1060484 (I.R.S. Employer Identification No.)

5595 Trillium Boulevard Hoffman Estates, Illinois 60192 Tel: (847) 747-6800	5595 Trillium Boulevard Hoffman Estates, Illinois 60192 Tel: (847) 747-6800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fred Robustelli, Esq.
GE Commercial Finance
1600 Summer Street, 4th Floor
Stamford, Connecticut 06927
(203) 357-4004

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Marc Klyman, Esq. Mayer, Brown, Rowe & Maw LLP 190 South LaSalle Street Chicago, Illinois 60603 (312) 782-0600	Walt Bay, Esq. GE Commercial Distribution Finance Corporation 5595 Trillium Boulevard Hoffman Estates, Illinois 60192 Tel: (847) 747-6800

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Unit[1]	Offering Price[1]	Registration Fee[3]
Asset Backed Notes.	$1,000,000	100%	$1,000,000	$126.70
Note Trust Certificate[2]	$1,000,000	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	No additional consideration will be paid by the purchasers of the Asset Backed Notes for the Note Trust Certificate, which is pledged as security for the Asset Backed Notes and issued by Distribution Financial Services Floorplan Master Trust.

(3)	One Hundred Twenty Six Dollars and Seventy Cents ($126.70) of such registration fee previously has been paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

AMENDMENT
SIGNATURES

AMENDMENT

     This Amendment No. 1 to Form S-3 Registration Statement (file no. 333-115582) is being filed for the sole purpose of correcting an incorrect CIK number which was included on the initial filing of this Registration Statement. The Registration Statement is hereby amended as follows:

•	CIK number 0000040554 (General Electric Capital Corporation) is removed and replaced with CIK number 0001217630 (CDF Financing, L.L.C.) for all purposes with respect to this Registration Statement.

1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the date of June 9, 2004.

CDF FUNDING, INC., as Co-Registrant
By:	/s/ W. Steven Culp
	Name:	W. Steven Culp
	Title:	Vice President, Treasurer and Principal Accounting Officer

GE DEALER FLOORPLAN MASTER NOTE TRUST, as Co-Registrant By: CDF FUNDING, INC., as transferor to GE Dealer Floorplan Master Note Trust
By:	/s/ W. Steven Culp
	Name:	W. Steven Culp
	Title:	Vice President, Treasurer and Principal Accounting Officer

CDF FINANCING, L.L.C., as Co-Registrant
By:	/s/ W. Steven Culp
	Name:	W. Steven Culp
	Title:	Manager and Principal Accounting Officer

DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST, as Co-Registrant By: CDF FINANCING, L.L.C., as transferor to Distribution Financial Services Floorplan Master Trust
By:	/s/ W. Steven Culp
	Name:	W. Steven Culp
	Title:	Manager and Principal Accounting Officer

S-1

(CDF Funding, Inc., individually and as transferor

to GE Dealer Floorplan Master Note Trust)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature /s/ Robert Martin* Robert Martin	Title President, Principal Executive Officer and Director	Date June 9, 2004
/s/ David A. Kaminsky* David A. Kaminsky	Vice President, Chief Financial Officer and Principal Financial Officer	June 9, 2004
/s/ W. Steven Culp W. Steven Culp	Vice President, Treasurer and Principal Accounting Officer	June 9, 2004
/s/ Mark Hutchinson* Mark Hutchinson	Vice President and Director	June 9, 2004
/s/ Michael Cipolla* Michael Cipolla	Vice President	June 9, 2004
/s/ Timothy J. Yanoti* Timothy J. Yanoti	Vice President	June 9, 2004

*Signed by W. Steven Culp as attorney-in-fact under Power of Attorney

By:	/s/ W. Steven Culp
	Name:	W. Steven Culp
	Title:	Vice President, Treasurer and Principal Accounting Officer

S-2

(CDF Financing, L.L.C., individually and as transferor
to Distribution Financial Services Floorplan Master Trust)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature /s/ Matthew Zakrzewski* Matthew Zakrzewski	Title Manager and Principal Financial Officer	Date June 9, 2004
/s/ Cristina M. Harter* Cristina M. Harter	Manager	June 9, 2004
/s/ Robert Martin* Robert Martin	Manager and Principal Executive Officer	June 9, 2004
/s/ Timothy J. Yanoti* Timothy J. Yanoti	Manager	June 9, 2004
/s/ W. Steven Culp W. Steven Culp	Manager and Principal Accounting Officer	June 9, 2004

*Signed by W. Steven Culp as attorney-in-fact under Power of Attorney

By:	/s/ W. Steven Culp
	Name:	W. Steven Culp
	Title:	Manager and Principal Accounting Officer

S-3